Exhibit 10.5

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of [•], 2018 between Bank7 Corp., an Oklahoma corporation (the “Company”), and [Name] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board”) is aware that competent and experienced persons have become more reluctant to serve corporations as directors or officers unless they are provided with comprehensive indemnification and liability insurance against increased risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the uncertainties relating to such insurance and indemnification have increased the difficulty of attracting and retaining such competent and experienced persons;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals to serve or continue to serve as directors or officers of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify and advance expenses to directors or officers and to assume for itself to the fullest extent permitted by law expenses and damages related to claims against such directors and officers in connection with their service to the Company;

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) requires indemnification of the officers and directors of the Company to the fullest extent permitted by law, and the Certificate of Incorporation and the Oklahoma General Corporation Act (the “OGCA”) expressly provide that the indemnification and advancement of expenses provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and directors, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the Company desires Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified as herein provided; and

WHEREAS, this Agreement is a supplement to and in furtherance of the rights to indemnification and advancement of expenses provided in the Certificate of Incorporation and the Amended and Restated Bylaws (the “Bylaws”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer from and after the date hereof and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

a.         Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified, to the fullest extent permitted by law, as such may be amended from time to time, against all Liabilities and Expenses (each as hereinafter defined), actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful; provided, however, the Company shall not indemnify Indemnitee against Liabilities or Expenses incurred in connection with an administrative proceeding or action instituted by a bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties against such Indemnitee or requiring affirmative action by such Indemnitee in the form of payments to the Company or a subsidiary of the Company.

b.         Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified, to the fullest extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a court in which the Proceeding was brought shall determine that such indemnification may be made.

c.         Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

d.         Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Liabilities or Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee, to the fullest extent permitted by law, as such may be amended from time to time, for the portion thereof to which Indemnitee is entitled.

2.             Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does, to the fullest extent permitted by applicable law, as such may be amended from time to time, indemnify and hold harmless Indemnitee against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company). The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement, other than those set forth in Section 10 hereof, shall be that the Company shall not be obligated to make any payment to Indemnitee that is unlawful.

3.             Contribution.

a.         Whether or not the indemnification provided in Sections 1 or 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee; provided, however, that with respect to any criminal Proceeding in which Indemnitee is found guilty, the provisions of this Section 3(a) shall not apply.

b.         Without diminishing or impairing the obligations of the Company set forth in Section 3(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment, settlement or other amount in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, as such may be amended from time to time, the Company shall contribute to the amount of Liabilities and Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) and/or event(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Liabilities or Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

c.         To the fullest extent permissible under applicable law, as such may be amended from time to time, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

d.         To the fullest extent permissible under applicable law, as such may be amended from time to time, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to a Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company, on the one hand, and by Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) from which such Proceeding arose and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents other than Indemnitee), on the one hand, and of Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

4.             Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

5.             Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance, to the fullest extent permitted by applicable law, as such may be amended from time to time, all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a written confirmation from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding; provided, however, that no Expenses shall be advanced by the Company in connection with an administrative proceeding or action instituted by a bank regulatory agency if such advance would be unlawful. Such written confirmation shall (i) reasonably evidence the Expenses incurred by Indemnitee and (ii) include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay the Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and be made without regard to Indemnitee’s ability to repay.

6.             Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of the parties to this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the OGCA and public policy of the State of Oklahoma. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement, unless such indemnification is ordered by a court:

a.         To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company (or if there is no Secretary, to the Chief Executive Officer or other highest ranking officer of the Company) a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee at such time and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or other applicable officer of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and only to the extent that, such failure actually and materially prejudices the interests of the Company.

b.         Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination that the Indemnitee has met the applicable standard of conduct and is entitled to indemnification by the Company shall be made in the specific case by one of the following four methods: (i) by majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum; (ii) by majority vote of a committee of directors designated by a majority vote of the Board, even though less than a quorum; (iii) by Independent Counsel (as hereinafter defined) selected by the Board or a committee of the Board; or (iv) by the shareholders; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made, at Indemnitee’s request, by Independent Counsel.  Notice in writing of any determination as to Indemnitee’s entitlement to indemnification shall be delivered to Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board, then such notice shall be accompanied by a copy of such written opinion.  If it is determined that Indemnitee is not entitled to indemnification, then the written notice to Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to Indemnitee) shall disclose the basis upon which such determination is based.

c.         In the event the determination of entitlement to indemnification is to be made by Independent Counsel selected pursuant to Section 6(b) hereof, the Company shall promptly inform Indemnitee of the selection of such Independent Counsel.  Indemnitee may, within ten (10) days after Indemnitee’s receipt of such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. Notwithstanding the foregoing, if a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Board within fifteen (15) days after notification by  Indemnitee. If (i) an Independent Counsel is to make the determination of entitlement pursuant to this Section 6, and (ii) within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction located in Oklahoma for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

d.         In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

e.         Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers, directors, managers, employees, agents or representatives of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

f.          If the person, persons or entity empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within twenty (20) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

g.         Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. To the fullest extent permitted by applicable law, any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and hold harmless Indemnitee therefrom.

h.         The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7.             Company’s Right to Defend.  Except as otherwise provided in this Agreement, in the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or (iv) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it reasonably sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company. Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.  The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) effected without the Company’s prior written consent, which shall not be unreasonably withheld. Subject to the limitations set forth in this Agreement, the Company shall have the right to settle any Proceeding (or any part thereof) without the consent of Indemnitee, provided, however, that the Company shall not settle any Proceeding (or any part thereof) in a manner that would impose any liability, penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent.

8.             Remedies of Indemnitee.

a.         In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days (or in the case of an advancement of Expenses in accordance with Section 5, twenty (20) days, provided that Indemnitee has, if and to the extent required by the OGCA, delivered the undertaking contemplated in Section 5) after receipt by the Company of the request for indemnification (or advancement), (iv) payment of indemnification is not made pursuant to Section 1(c) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, or (vi) contribution is not made pursuant to Section 3 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, then Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Oklahoma, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 1(c) of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

b.         In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of any adverse determination under Section 6(b).

c.         If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

d.         In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law and in accordance with Section 5 of this Agreement, such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in such judicial adjudication.

e.         Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9.             Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

a.         The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of shareholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the OGCA, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

b.         The Company shall, if commercially reasonable, obtain and maintain in effect during the entire period described in Section 11 for which the Company is obligated to indemnify Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement (“D&O Insurance”); provided, that in connection with a Change in Control that occurs prior to the termination of the period described in Section 11 for which the Company is obligated to indemnify Indemnitee, the Company shall instead purchase a six (6) year pre-paid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits to Indemnitee as the D&O Insurance in effect as of the closing of the Change in Control (the “Change in Control Closing Date”) with respect to matters arising on or prior to the earlier of (i) the Change in Control Closing Date and (ii) the date on which Indemnitee ceased serving as a director, officer or fiduciary of the Company, any direct or indirect subsidiary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company.

c.         If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  Indemnitee will reasonably cooperate with the Company to obtain such insurance coverage, including with respect to the selection and rates of Indemnitee’s counsel.

d.         In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

e.         The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

f.          The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

10.           Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

a.         for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

b.         for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or similar provisions of state statutory law or common law; or

c.         in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) the proceeding is to enforce Indemnitee’s rights under this Agreement;

d.         for the amount of any financial benefit received by Indemnitee for which Indemnitee is not entitled; or

e.         for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation received previously by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

11.           Duration of Agreement. All agreements and obligations of the Company contained herein shall continue until and terminate upon the later of (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, and (ii) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 8 of this Agreement relating thereto (including any rights of appeal of any Section 8 proceeding).

12.           Enforcement.

a.         The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

b.         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

c.         The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s rights to receive advancement of Expenses under this Agreement.

13.           Definitions. For purposes of this Agreement:

a.         “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i.          Acquisition of Stock by Third Party. Any Person or any of its respective affiliates and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;

ii.         Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 13(a)(i), 13(a)(iii) or 13(a)(iv)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.        Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

iv.        Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.

b.         “Corporate Status” describes the status of a person who is or was director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

c.         “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

d.         “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

e.         “Expenses” shall include all reasonable direct and indirect costs, including attorneys’ fees, retainers, disbursements of counsel, court costs, filing fees, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating and imaging costs, printing and binding costs, telephone charges, facsimile transmission charges, computer legal research costs, postage, delivery service fees, fees and expenses of third-party vendors, the premium, security for, and other costs associated with any bond (including appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), and other out-of-pocket costs, disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating in, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Expenses, however, shall not include any Liabilities.

f.          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

g.         “Liabilities” shall mean damages, losses and liabilities of any type whatsoever, including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

h.         “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

i.          “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in Indemnitee’s Corporate Status, in each case whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification or advancement can be provided under this Agreement, and including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee unless such proceeding is (i) pursuant to Section 8 of this Agreement to enforce Indemnitee’s rights under this Agreement or (ii) authorized by the Board.

14.           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to Indemnitee shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification and advancement rights to the fullest extent permitted by applicable law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.           Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.           Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17.           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

a.	To Indemnitee at the address set forth below Indemnitee signature hereto.

b.	To the Company at:

Bank7 Corp.
1039 NW 63rd Street
Oklahoma City, Oklahoma 73116
Attention: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.           Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.           Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a court of competent jurisdiction in the State of Oklahoma, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of a court of competent jurisdiction located in the State of Oklahoma for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the a court located in the State of Oklahoma, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in a court of competent jurisdiction in the State of Oklahoma has been brought in an improper or inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement effective as of the day and year first above written.

BANK7 CORP.

By:
Name:
Title:

INDEMNITEE

By:
Name:

Address:

[Signature page to Indemnification Agreement]